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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of SM&A Corporation on Form S-1 of our report on our audits of the consolidated financial statements of Decision-Science Applications, Inc. and Subsidiary for the Years Ended January 31, 1998, 1997, and 1996, dated April 13, 1998, appearing in the Prospectus, which is part of the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Washington, DC
August 24, 1998